UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 21, 2018, Aralez Pharmaceuticals Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Marketplace Rule 5550(a)(2) for continued inclusion on The Nasdaq Capital Market as a result of the closing bid price for the Company’s common shares being below $1.00 for 30 consecutive business days. As noted in the Form 8-K filed by the Company on August 14, 2018 (the “August 14 8-K”), in response to the commencement of the Restructuring Proceedings (as defined in the August 14 8-K), by letter dated August 10, 2018, Nasdaq notified the Company that trading of its common shares would be suspended at the open of business on August 21, 2018. The Company also noted in the August 14 8-K that it expected that Nasdaq would then file a Form 25-NSE with the Securities and Exchange Commission to delist the Company’s common shares. Trading of the common shares of the Company was suspended at the open of business on August 21, 2018.

On September 26, 2018, Nasdaq announced that it would file a Form 25-NSE with the Securities and Exchange Commission to complete the delisting of the Company’s common stock. The Form 25-NSE was filed on September 27, 2018. The delisting becomes effective ten days after the Form 25-NSE is filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2018	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Michael Kaseta
	Name:	Michael Kaseta
	Title:	Chief Financial Officer

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